Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

SAFEWAY INC.

(AS OF 5/19/10)

BY-LAWS OF SAFEWAY INC.

ARTICLE I.

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.

(a) The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, including any committee thereof, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with all of the notice procedures set forth in this Section 2 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (except as specifically provided for in Article II, Section 6 hereof by request of the requisite number of holders of stock at a meeting called pursuant to such section), and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article II, Section 6 of these By-Laws; provided, however, that the Board of Directors may bring business before a special meeting of stockholders called at the request of the corporation’s stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article III, Section 1 of these By-Laws, and this Section 2 shall not be applicable to nominations except as expressly provided in Article III, Section 1 of these By-Laws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, such proposed business must constitute a proper matter for stockholder action and the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2, a stockholder’s notice to the Secretary pursuant to this Section 2 shall be required to set forth:

(i) As to the stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the corporation’s books, and each other Proposing Person and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the stockholder providing the notice and/or any other Proposing Persons, except that such stockholder and/or such other Proposing Persons shall be deemed to beneficially own any shares of any class or series of the corporation as to which such stockholder and/or such other Proposing Person(s) has a right to acquire beneficial ownership at any time in the future;

(ii) As to the stockholder providing the notice (or, if different, the beneficial owner on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to give such stockholder or beneficial owner, as applicable, and/or such other Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such stockholder or beneficial owner, as applicable, and/or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such stockholder or beneficial owner, as applicable, and/or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, as applicable, and/or any other Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner, as applicable, and/or such other Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person that are separated or separable from the underlying shares of the corporation, (E) any performance related fees (other than an asset based fee) that such stockholder or beneficial owner, as applicable, and/or any other Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such stockholder or beneficial owner, as applicable, and/or any other Proposing Person is not a natural person, the identity of the natural person or persons associated with such stockholder or beneficial owner, as applicable, or such other Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder or beneficial owner, as applicable, or such other Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other stockholders of the corporation and that reasonably could have influenced the decision of such stockholder or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, and (y) if such stockholder or beneficial owner, as applicable, and/or any other Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other stockholders of the corporation and that reasonably could have influenced the decision of such stockholder or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the corporation held by such stockholder or beneficial owner, as applicable, and/or any other Proposing Persons, (H) any direct or indirect interest of such stockholder or beneficial owner, as applicable, and/or any other Proposing Person in any contract with the corporation, any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the corporation, (I) any pending or threatened litigation in which such stockholder or beneficial owner, as applicable, and/or any other Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (J) any material transaction occurring during the prior 12 months between such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting between such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, (L) any other information relating to such stockholder or beneficial owner, as applicable, and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such stockholder or beneficial owner, as applicable, and/or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (M) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (N) a representation whether the stockholder or beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal (the disclosures to be made pursuant to the foregoing clauses (A) through (N) are referred to as “Disclosable Interests”); and

(iii) As to each matter the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder providing the notice and/or any other Proposing Person and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder providing the notice, any other Proposing Person and/or any other persons or entities (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 2, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or owners, if different, on whose behalf the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these By-Laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person which is Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also acting in concert with such other person.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 2 (including the requirement to update and supplement a stockholder’s notice of proposed business set forth in clause (d) above). The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article II, Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article II, Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) This Section 2 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business. This Section 2 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. When a quorum is present at any meeting, a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any questions brought before such meeting, unless the question is one upon which by express provisions of the statutes, or the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In an election of directors that is determined by the Board of Directors to be an uncontested election, each director of the corporation shall be elected by the vote of a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In an election of directors that is determined by the Board of Directors to be a contested election, whether or not such election becomes an uncontested election after such determination, each director of the corporation shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. In an election of directors with respect to which plurality voting applies, stockholders shall be given the choice to cast “for” or “withhold” votes for the election of directors, and shall not have the ability to cast any other vote with respect to such election of directors. For purposes of this Section, a (i) “majority of the votes cast” means that the number of votes cast “for” a proposal or a candidate for director must exceed the number of votes cast “against,” (ii) “uncontested election” is an election of directors in which the number of nominees is not greater than the number of directors to be elected and (iii) a “contested election” is an election of directors in which the number of nominees is greater than the number of directors to be elected.

Following any uncontested election, any incumbent director who was a nominee and who did not receive the vote of the majority of the votes cast, shall promptly tender to the Nominating and Corporate Governance Committee his or her offer of resignation for consideration by the Board of Directors. Within 60 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating and Corporate Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members, including any stated reasons for stockholders’ “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in the corporation’s Corporate Governance Guidelines or other policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board of Directors as such factors relate to each director who has so offered his or her resignation, the length of service of such director, and such director’s contributions to the corporation.

The Board of Directors shall act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and shall notify the director concerned of its decision. In determining whether or not to accept any resignation offer, the Board of Directors shall consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. The Board of Directors shall, within five business days after reaching its decision, publicly disclose the decision, including, if applicable, the reasons for not accepting a resignation offer, by filing with the Securities and Exchange Commission a Current Report on Form 8-K. Notwithstanding the foregoing, if the Board of Directors were to accept all of the offers of resignation then pending, resulting in the corporation having fewer than three directors who were in office before the election of directors, the Board of Directors may determine to extend such 90-day period by an additional 90 days upon the conclusion that such an extension is in the best interests of the corporation.

Any director who tenders his or her resignation pursuant to this Section shall not participate in the Nominating and Corporate Governance Committee recommendation or the Board of Directors action regarding whether to accept such director’s resignation offer. If each member of the Nominating and Corporate Governance Committee receives a majority of “against” votes at the same meeting, the Board of Directors shall appoint a committee of independent directors who did not receive a majority of “against” votes at that meeting to consider the resignation offers and make recommendations to the Board of Directors. If no independent directors receive a majority of votes cast at the meeting, the Board of Directors shall act on the resignation offers; provided that no director who has received a majority of “against” votes at the meeting shall participate in or vote on the decision whether to accept or reject such director’s resignation offer.

This process relating to nominees for directors who receive a majority of “against” votes will be described in each proxy statement of the corporation pertaining to the election of directors.

Shares represented by proxies that reflect, with respect to a proposal, abstentions or limited voting authority, including “broker non-votes” (i.e. shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) shall be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any proposal, shares represented by such proxies will be treated as not present and not entitled to vote with respect to the proposal or proposals.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy (i) appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such proxy provides for a longer period, or (ii) transmitted electronically (including by use of telephone keypad or by the internet), provided that such transmission is suitably authenticated by a unique password or other similar means and is recorded electronically or mechanically. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof.

Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 25% in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall set forth (i) if the purpose of the meeting relates to business other than the election or appointment of directors, all information as is required to be included in a notice delivered to the corporation pursuant to Article II, Section 2(c) hereof (and, in such circumstance, the requirements of Article II, Section 2(d) hereof shall also apply) and (ii) if the purpose of the meeting includes the appointment or election of one or more members of the Board of Directors, all information as would be required to be included in a notice delivered to the corporation pursuant to Article III, Section 1(d) hereof (and, in such circumstance, the requirements of Article III, Section 1(e) hereof shall also apply). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Except as otherwise prohibited by the Delaware General Corporation Law and without limiting the foregoing, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent of the corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

For the purposes of these By-Laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Except as otherwise prohibited under the Delaware General Corporation Law and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the corporation within 60 days of having been given written notice by the corporation of its intention to send the single notice as set forth in this Section 7. Any such consent shall be revocable by the stockholders by written notice to the corporation.

Section 8. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of the stockholders. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such a request shall include (A) a description of the action that such stockholder proposes to take by written consent, including the text of any proposal to be submitted to stockholders, (B) the information required by Section 2 to be contained in a stockholder’s notice of business to be brought before a meeting of stockholders and (C) any other information relating to the stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or the proposal that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents relating to the proposed action pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The Board of Directors shall promptly, but in all events within ten days after the date on which such a written request complying with these By-Laws is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph or otherwise within ten days of the date on which such a written request complying with these By-Laws is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery at its principal executive offices. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. The action by written consent and without a meeting will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents were delivered to the corporation. In the event that the action by written consent and without a meeting fills a vacancy or vacancies on the Board of Directors or otherwise elects a director or directors to the Board of Directors, such newly elected director or directors shall take office and have the authority of a director conferred upon them as of the date and time of certification, and not the date of delivery to the corporation, of the written consents. In the event that the action by written consent and without a meeting replaces a director or directors on the Board of Directors, the authority of such replaced director or directors shall continue until the date and time of the certification of the written consents. Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in this Section 9.

ARTICLE III.

DIRECTORS

Section 1.

(a) The board of directors shall consist of not less than six directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors need not be stockholders.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at an annual meeting or at a special meeting (but only if the Board, or pursuant to Article II, Section 6 of these By-Laws the stockholders, have first determined that directors are to be elected at such special meeting) may be made at such meeting (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, including by any committee of persons appointed by the Board of Directors, or (iii) by any stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 1 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this Article III, Section 1 as to such nomination. This Section 1 shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

(c) Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 2 of these By-Laws) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1. Without qualification, if the Board has first determined that directors are to be elected at such special meeting (or if a special meeting is called pursuant to Article II, Section 6 hereof and relates to the election or appointment of directors), then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1. To be timely, a stockholder’s notice for nominations to be made at a special meeting by a stockholder must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Article II, Section 2 of these By-Laws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper form for purposes of this Section 1, a stockholder’s notice to the Secretary pursuant to this Section 1 shall be required to set forth:

(i) As to the stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the corporation’s books, and of the other Proposing Persons, (B) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (C) a representation whether the stockholder or the beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination, and (D) any Disclosable Interests (as defined in Article II, Section 2 of these By-Laws) of the stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or each other Proposing Person;

(ii) As to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 1 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Article II, Section 2 of these By-Laws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or beneficial owner, as applicable, and/or such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iii) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 1, the term “Proposing Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the annual or special meeting, (ii) the beneficial owner or owners, if different, on whose behalf the nomination proposed to be made at the annual or special meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act) and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(e) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 shall be true and correct as of the record date for the annual or special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(f) Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1. The officer of the corporation presiding at the annual or special meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Section 1 (including the requirement to update and supplement a stockholder’s notice of any nomination set forth in clause (e) above), and if he or she should so determine, he or she shall so declare such determination to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g) This Section 1 is expressly intended to apply to any nomination proposed to be brought before an annual or special meeting. In addition to the requirements of this Section 1 with respect to any nomination proposed to be made at an annual or special meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations. Nothing in this Section 1 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(h) Each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6. Special meetings of the Board of Directors may be called by the President. Special meetings also shall be called by the President or the Secretary on the written request of the Chairman of the Board, the Lead Independent Director or any two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary on the written request of the sole director. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. The notice shall be deemed given:

(i) in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

(ii) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the corporation,

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(iv) in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given at such director’s facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

Section 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 10. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Chapter 1 of the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing the By-Laws of the corporation.

Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or a stated salary as a committee member.

INDEMNIFICATION

Section 13(a). The corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding this Section 13(a) or the provisions of Section 13(b) hereof, except as otherwise provided in Section 13(f) hereof, the corporation shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorized in the specific case by the Board of Directors of the corporation.

(b) The corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 13. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

If a claim for indemnification (following the final disposition of a proceeding) or payment of expenses under this Section 13 is not paid in full within 90 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

(h) The Board of Directors may authorize the corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided in Section 13.

(i) For the purposes of this Section 13, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 13 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this Section 13, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this section.

(k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 13 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

(m) Any repeal or modification of the foregoing provisions of this Article III, Section 13 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IV.

OFFICERS

Section 1. The officers of this corporation shall be elected or appointed by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article IV, Section 2 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 4. Each officer shall hold office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 5. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

PRESIDENT

Section 6. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders. He shall preside at all meetings of the Board of Directors in which both the Chairman of the Board and the Lead Independent Director are absent. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

VICE PRESIDENTS

Section 7. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

Section 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

CERTIFICATES OF STOCK

Section 1. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, representing the number of shares registered in certificate form.

Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. The issue, transfer, conversion and registration of stock certificates or uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the corporation and/or to give the corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting, and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI.

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The Board of Directors may provide for a corporate seal, which shall have the name of the corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these By-Laws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address or facsimile number, as the case may be, as it appears on the records of the corporation. The notice shall be deemed given

(i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person,

(ii) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the corporation,

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(iv) in the case of delivery via facsimile, when directed to the person to whom notice is to be given.

Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

STOCKHOLDER RIGHTS PLANS

Section 8. (a) Notwithstanding anything in these By-Laws or any policy of the corporation to the contrary, the amendment of any Stockholder Rights Plan which has the effect of extending the term of the Stockholder Rights Plan or any rights or options provided thereunder shall require the approval of three quarters of the independent members of the Board of Directors, and any Stockholder Rights Plan adopted after the effective date of this Section shall expire if not so amended no later than one year following the later of the date of its adoption and the date of its last such amendment.

(b) Paragraph (a) of this Section shall not apply to any Stockholder Rights Plan ratified by the stockholders.

(c) “Stockholder Rights Plan” refers in this Section to any stockholder rights plan, rights agreement or any other form of rights plan generally referred to as a “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the corporation’s shares of stock more difficult or expensive.

(d) Nothing in this By-Law should be construed to permit or validate any decision by the Board of Directors to adopt or amend a Stockholder Rights Plan that would be otherwise prohibited or invalid.

ARTICLE VII.

AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

CERTIFICATE OF ASSISTANT SECRETARY

I, the undersigned, do hereby certify:

1. That I am a duly elected and acting Assistant Secretary of Safeway Inc., a Delaware corporation; and

2. That the foregoing By-Laws constitute the By-Laws of said corporation as adopted by the written consent of the Incorporator of said corporation as of July 23, 1986 and as amended on February 18, 2005, March 31, 2005, March 9, 2006, March 6, 2008, October 21, 2008 and May 19, 2010.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 19th day of May, 2010.

/s/ Laura A. Donald
Laura A. Donald
Assistant Secretary

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